LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of January 31, 2000, by and between Spectrian Corporation ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTiON OF EXISTiNG INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan Agreement, dated August 9, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Ten Million Dollars ($10,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

Hereinafter,   the   above-described   documents   evidencing  or  securing  the
Indebtedness shall be referred to as the "Existing Loan Documents".

2. DESCRIPTION OF CHANGE IN TERMS.

         A. Modification(s) to Loan Agreement

                  1. Section 2.1.2 entitled "Letters of Credit" is hereby amended to read as follows:

                           Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the Committed Revolving Line minus (ii) the outstanding principal balance of the Advances minus the FX Reserve; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $6,000,000. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

                  2. Section 2.1.3 entitled "Foreign Exchange Sublimit" is hereby amended to read as follows:

                           If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of $4,000,000 (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

                  3.       The   following   defined  term  under  Section  13.1
                           entitled "Definitions' is hereby amended as follows:

                           "Revolving Maturity Date" is December 31, 2000.

3. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

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4. NO DEFENSES OF BORROWER.  Borrower (and each  guarantor  and pledgor  signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Twenty Five Thousand Dollars ($25,000) (the "Loan Fee") plus all out-of-pocket expenses.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


         This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                                BANK:

SPECTRIAN CORPORATION                    SILICON VALLEY BANK

By:  /s/ Michael Angel                   By: /s/ Peter Scott
   ---------------------                    ----------------------
Name:    Michael Angel                   Name:   Peter Scott
     -------------------                      --------------------
Title:   EUP--CFO                        Title:  Vice President
      ------------------                       -------------------

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